EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Chicago Atlantic BDC, Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on November 7, 2024.

Chicago Atlantic BDC Advisers, LLC

By:	/s/ Scott Gordon
Name:	Scott Gordon
Title:	Manager

Silver Spike Holdings, LP

By: Silver Spike Holdings GP, LLC, its General Partner

By:	/s/ Scott Gordon
Name:	Scott Gordon
Title:	Manager

Silver Spike Holdings GP, LLC

By:	/s/ Scott Gordon
Name:	Scott Gordon
Title:	Manager

Scott Gordon

By:	/s/ Scott Gordon
Name:	Scott Gordon

Gregory M. Gentile

By:	/s/ Gregory M. Gentile
Name:	Gregory M. Gentile

Chicago Atlantic BDC Holdings, LLC

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Manager

Chicago Atlantic Group, LP

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Manager

John Mazarakis

By:	/s/ John Mazarakis
Name:	John Mazarakis

Andreas Bodmeier

By:	/s/ Andreas Bodmeier
Name:	Andreas Bodmeier

Anthony Cappell

By:	/s/ Anthony Cappell
Name:	Anthony Cappell